VOTING AGREEMENT


          This  VOTING  AGREEMENT,  dated  as  of  this  15th  day of June, 2006
("Agreement"), is by and among Keating Reverse Merger Fund, LLC, a Delaware limited liability company ("KRM Fund"), and each of the other persons whose signature appears under the caption "Shareholders" on the signature page hereof. For purposes of this Agreement, KRM Fund, and each person whose signature appears on the signature page hereof shall be referred to herein individually as "Shareholder" and collectively as the "Shareholders".

          WHEREAS, immediately following the Exchange (as defined below), each Shareholder will own beneficially of record or have the power to vote, or direct the vote of, shares of common stock, par value $0.001 per share ("Common Stock") or shares of Series A Convertible Preferred Stock, par value $0.01 per share ("Preferred Stock"), of Qorus.com, Inc. ("Qorus"), a Florida corporation, as set forth opposite such Shareholder's name on Exhibit A hereto (all such shares of
                                            ---------
Common Stock and Preferred Stock and any shares of which ownership of record or the power to vote is hereafter acquired by the Shareholders, whether by purchase, conversion or exercise, prior to the termination of this Agreement being referred to herein as the "Shares");

          WHEREAS, Qorus, VMdirect, L.L.C., a Nevada limited liability company ("VMdirect"), and the Members of VMdirect have entered into an Exchange Agreement, dated May 23, 2006 (as the same may be amended from time to time) (the "Exchange Agreement") which provides, upon the terms and subject to the conditions thereof, for the exchange of all of the Interests of VMdirect for Qorus' Preferred Shares (the "Exchange");

          WHEREAS, Qorus' Preferred Shares are convertible into the Conversion Shares pursuant to the Certificate of Designations adopted by the filing of the Articles of Amendment;

          WHEREAS, as a condition to the consummation of the Exchange Agreement, KRM Fund has agreed to enter into this Agreement; and

          WHEREAS, the capitalized terms used but not defined in this Agreement shall have the meanings ascribed to them in the Exchange Agreement;

          NOW, THEREFORE, in consideration of the premises and of the mutual agreements and covenants set forth herein and in the Exchange Agreement, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                    ARTICLE I
                         VOTING OF SHARES FOR DIRECTORS

          SECTION  1.01     Vote  in  Favor of the Directors.  During the period
                            --------------------------------
commencing on the date hereof and terminating one year thereafter, each Shareholder, in its capacity as a Shareholder of Qorus (or successor), agrees to vote (or cause to be voted) all Shares directly or indirectly owned by the Shareholder or over which the Shareholder has the beneficial ownership or the right to vote and all Shares which such Shareholder acquires directly or indirectly or has the beneficial ownership or right to vote in the future, at any meeting of the Shareholders of

Qorus, and in any action by written consent of the Shareholders of Qorus, in favor of the election of the Director Designees, as defined herein, to the Board of Directors of Qorus and will not vote (or cause to be voted) for the removal of the Director Designees from the Board of Directors. Any Director Designee may be removed from the Board of Directors in the manner allowed by law and Qorus' governing documents, but with respect to the Director Designee nominated by KRM Fund pursuant to Section 1.03 (b), in the event such Director Designee is removed as a director of Qorus, KRM Fund shall have the right to designate and nominate such removed director's replacement.

          SECTION  1.02     Size  of  Board of Directors. The Shareholders agree
                            ----------------------------
that the Board of Directors of Qorus shall consist of three to five persons during the term hereof, with the actual number to be determined by resolution of the Board of Directors and to initially equal three (3) members effective as of the Closing, and the Shareholders will take all such action to set the number of directors consistent with this section 1.02.

          SECTION  1.03     Director  Designees.  The Director Designees will
                            --------------------
be  as  follows:

               (a) so long as Craig Ellins ("Ellins") or any successor entity acting as the record holder of Qorus' securities beneficially owned by Ellins is a shareholder of Qorus, Ellins, provided, however, that if Ellins elects, he may designate an additional director in substitution for himself;

               (b) so long as Ellins or any successor entity acting as the record holder of Qorus' securities beneficially owned by Ellins is a shareholder of Qorus, one person in addition to Ellins (if the number of directors is three), two persons in addition to Ellins (if the number of directors is four), and three persons in addition to Ellins (if the number of directors is five), each designated by Ellins; and

               (c) for one person designated by KRM Fund, who is acceptable to Ellins, which acceptance shall not be unreasonably withheld.

          Neither the Shareholders, nor any of the officers, directors, shareholders, members, managers, partners, employees or agents of any Shareholder, makes any representation or warranty as to the fitness or competence of any Director Designee to serve on the Board of Directors by virtue of such party's execution of this Agreement or by the act of such party in designating or voting for such Director Designee pursuant to this Agreement.

          SECTION 1.04    Term of Agreement. The obligations of the Shareholders
                          -------------------
pursuant to this Article I shall terminate on the first anniversary of the date of this Agreement.

                                   ARTICLE II
                          VOTING FOR CORPORATE ACTIONS
                          ----------------------------

          SECTION  2.01     Vote in Favor of Corporate Matters.  During the term
                            ----------------------------------
of this Agreement, each Shareholder hereby agrees and covenants to vote or cause to be voted all of his

Shares then owned by him, or over which he has voting power, and all Shares which such Shareholder acquires directly or indirectly or has the beneficial ownership or right to vote in the future, at any regular or special meeting of shareholders, or, in lieu of any such meeting promptly following the written request of any Shareholder, to give his written consent in any action by written consent of the shareholders, in favor of each of the following items ("Actions"):

               (a) To approve a 1 for 50 reverse stock split with special treatment for certain of Qorus' stockholders to preserve round lot stockholders ("Reverse Split");

               (b) To approve the change of the name of Qorus to a name selected by the Board;

               (c) To amend Qorus' Articles of Incorporation to increase the number of authorized shares of Qorus Common Stock from 50,000,000 shares to 100,000,000 shares;

               (d)     To  reincorporate  in  the  State  of  Delaware;

               (e) To approve the adoption of a stock incentive plan ("Stock Plan") reserving not more than 2,500,000 shares of Qorus Common
Stock for issuance thereunder (on a post-Reverse Split basis), which number includes outstanding VMdirect Purchase Rights (which are in the form of options) to be assumed by Qorus (on a post-Reverse Split basis); and

               (f) All such other actions as shall be necessary or desirable in connection with or related to the foregoing actions in (a) through (e) above including, without limitation, any amendment to the articles of incorporation of Qorus to effect the foregoing.

          SECTION  2.02     Grant of  Proxy;  Further  Assurance. In  the  event
                            ------------------------------------
that, in connection with any regular or special meeting of shareholders, or, in lieu of any such meeting, with a written consent in any action by written consent of the shareholders, within five (5) days following a written request thereof by Ellins (or a representative thereof), a Shareholder fails to vote or cause to be voted all of his Shares in favor of the Actions in accordance with the instructions set forth in such written request, or to execute a written consent in connection therewith, each Shareholder, by this Agreement, with respect to all Shares over which it has voting authority and any Shares hereinafter acquired by such Shareholder over which it may have voting authority, does hereby irrevocably constitute and appoint Ellins, or any nominee, with full power of substitution, as his or its true and lawful attorney and proxy, for and in his or its name, place and stead, to vote each of such Shares as such Shareholder's proxy, at every annual, special or adjourned meeting of the shareholders of Qorus (including the right to sign his or its name (as Shareholder) to any consent, certificate or other document relating to Qorus that may be permitted or required by applicable law) in favor of the adoption and approval of each of the Actions. This proxy extends to no other matter, except for the Actions as enumerated above. Each Shareholder shall perform such further acts and execute such further documents and instruments as may reasonably be required to vest in Qorus the power to carry out the provisions of this Agreement

          SECTION 2.03     Termination.  The  obligations  of  each  Shareholder
                           -----------
pursuant to this Article II shall terminate upon the adoption and approval of the Actions by the shareholders of Qorus.

          SECTION  2.04     Obligations  as  Director  and/or Officer.  If  a
                            -----------------------------------------
Shareholder or any of its affiliates or nominees is a member of the board of directors of Qorus (a "Director") or an officer of Qorus (an "Officer"), nothing in this Agreement shall be deemed to limit or restrict the Director or Officer acting in his or her capacity as a Director or Officer of Qorus, as the case may be, and exercising his or her fiduciary duties and responsibilities, it being agreed and understood that this Agreement shall apply to Shareholder solely in his or her capacity as a shareholder of Qorus and shall not apply to his or her actions, judgments or decisions as a Director or Officer of Qorus.

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES;
                         COVENANTS OF THE SHAREHOLDERS
                         -----------------------------

          Each Shareholder hereby severally represents, warrants and covenants to the other Shareholders as follows:

          SECTION 3.01     Authorization.  Such  Shareholder  has  full  legal
                           -------------
capacity and authority to enter into this Agreement and to carry out such person's obligations hereunder. This Agreement has been duly executed and delivered by such Shareholder, and (assuming due authorization, execution and delivery by the other Shareholders) this Agreement constitutes a legal, valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms.

          SECTION  3.02     No  Conflict; Required Filings and Consents.
                            --------------------------------------------

               (a) The execution and delivery of this Agreement by such Shareholder does not, and the performance of this Agreement by such Shareholder will not, (i) conflict with or violate any Legal Requirement applicable to such Shareholder or by which any property or asset of such Shareholder is bound or affected, or (ii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of any encumbrance on any property or asset of such Shareholder, including, without limitation, the Shares, pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation.

               (b) The execution and delivery of this Agreement by such Shareholder does not, and the performance of this Agreement by such Shareholder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, except (i) for applicable requirements, if any, of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or materially delay the performance by such Shareholder of such Shareholder's obligations under this Agreement.

          SECTION  3.03     Litigation.  There  is  no  private  or governmental
                            ----------
action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of such Shareholder or any of such Shareholder's affiliates, threatened against such Shareholder or any of such Shareholder's affiliates or any of their respective properties or any of their respective officers or directors, in the case of a corporate entity (in their capacities as such) that, individually or in the aggregate, would reasonably be expected to materially delay or impair such Shareholder's ability to consummate the actions contemplated by this Agreement. There is no judgment, decree or order against such Shareholder or any of such Shareholder's affiliates, or, to the knowledge of such Shareholder of any of such Shareholder's affiliates, any of their respective directors or officers, in the case of a corporate entity (in their capacities as such), that would prevent, enjoin, alter or materially delay any of the actions contemplated by this Agreement, or that would reasonably be expected to have a material adverse effect on such Shareholder's ability to consummate the actions contemplated by this Agreement.

          SECTION  3.04     Title to Shares.  Such  Shareholder  is  the  legal
                            ---------------
and  beneficial owner of its Shares free and clear of all Liens.

          SECTION 3.05     Absence of Claims.  Each Shareholder has no knowledge
                           -----------------
of any causes of action or other claims that could have been or in the future might be asserted by the Shareholder against Qorus or any of its predecessors, successors, assigns, directors, employees, agents or representatives arising out of facts or circumstances occurring at any time on or prior to the date hereof and in any way relating to any duty or obligation of Qorus or any Shareholder.

                                   ARTICLE IV
                               GENERAL PROVISIONS
                               ------------------

          SECTION  4.01     Notices. All notices and other communications  given
                            -------
or made pursuant hereto shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by overnight courier service, by telecopy, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other addresses as shall be specified by notice given in accordance with this Section 4.01):


          (a)  If to any  Shareholder  (other  than  KRM  Fund):

               Craig Ellins
               VMdirect, L.L.C.
               3035 East Patrick Lane, Suite 9
               Las Vegas, NV 89120
               (702) 938-9271
               (775) 860-0318 telecopy

               with a copy to:

               Stubbs Alderton & Markiles, LLP
               15260 Ventura Blvd., 20th Floor
               Sherman Oaks, CA 91403
               Attn:  Gregory Akselrud, Esq.
               (818) 444-4503 telephone
               (818) 474-8603 telecopy

          (b)  If to KRM  Fund:

               Keating Reverse Merger Fund, LLC
               Timothy J. Keating, Manager
               5251 DTC Parkway, Suite 1090
               Greenwood Village, CO USA 80111-2739
               (720) 889-0131 telephone
               (720) 889-0135 telecopy


          SECTION 4.02     Headings.  The headings contained in  this  Agreement
                           --------
are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          SECTION 4.03     Severability.  If any  term  or  other  provision  of
                           ------------
this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

          SECTION  4.04     Entire  Agreement.  This Agreement constitutes  the
                            -----------------
entire agreement of the parties and supersedes all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof. This Agreement may not be amended or modified except in an instrument in writing signed by, or on behalf of, the parties hereto.

          SECTION  4.05     Specific Performance.  The parties hereto agree that
                            --------------------
irreparable damage would occur in the event that any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

          SECTION 4.06     Governing Law.  This Agreement shall be  governed by,
                           -------------
and construed in accordance with, the laws of the State of Florida applicable to contracts executed in and to be performed in that State.

          SECTION 4.07     Disputes.  All actions and proceedings arising out of
                           --------
or relating to this Agreement shall be heard and determined exclusively in any state or federal court in Los Angeles County, California.

          SECTION  4.08     No Waiver.  No failure or  delay  by  any  party  in
                            ---------
exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

          SECTION 4.09     Counterparts.  This Agreement may be executed  in one
                           ------------
or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

          SECTION  4.10     Waiver of Jury Trial.  Each of  the  parties  hereto
                            --------------------
irrevocably and unconditionally waives all right to trial by jury in any action, proceeding or counterclaim (whether based in contract, tort or otherwise) arising out of or relating to this Agreement or the Actions of the parties hereto in the negotiation, administration, performance and enforcement thereof.

          SECTION 4.11     Exchange Agreement.  All references to  the  Exchange
                           ------------------
Agreement herein shall be to such agreement as may be amended by the parties thereto from time to time.


                           [Signature page(s) follows]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

SHAREHOLDERS:


KEATING REVERSE MERGER FUND, LLC


By: /s/ Timothy J. Keating
   --------------------------------
   Timothy J. Keating, Manager

/s/ Craig Ellins
-----------------------------------
Craig Ellins, Individually

/s/ Amy Black
-----------------------------------
Amy Black, Individually


The Richard Kall Family Trust


By: /s/ Richard Kall
   --------------------------------
   Richard Kall, Trustee

/s/ Lizanne Kall
-----------------------------------
Lizanne Kall, Individually

                                    EXHIBIT A


                                  SHAREHOLDERS

   Name of Shareholder               Number of Shares Owned         Number of
                                 Beneficially and of Record (1)  Options/Warrants
-------------------------------  ------------------------------  ----------------
Keating Reverse Merger Fund LLC     34,983,459 Common Stock              0
Craig Ellins                     202,588 Series A Preferred (2)          0
Amy Black                        202,588 Series A Preferred (2)          0
The Richard Kall Family Trust    395,397 Series A Preferred (2)          0
Lizanne Kall                      41,674 Series A Preferred (2)          0

(1) Prior to giving effect to the Reverse Split

(2) Each share of Series A Preferred Stock is convertible into 1,042.340735 shares of Qorus' common stock (prior to giving effect to the Reverse Split), with preferred stockholders voting with common stockholders on an as converted basis.